UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2006

HESPERIA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30085	88-0453327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9780 E Avenue Hesperia, CA	92345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 244-8787

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On June 23, 2006, the Registrant entered into a Reaffirmation, Ratification, and Amendment Agreement (“Amendment Agreement”) with Laurus Master Fund, Ltd. (“Laurus”), whereby the Registrant requested Laurus convert all outstanding loans as a result of no longer requiring the use of the revolving credit loan. Pursuant to the Amendment Agreement, the Registrant amended and restated a Secured Convertible Term Note (the “New Note”) in an aggregate principal amount of $805,537 issued by the Registrant to Laurus. The New Note is given in substitution of the Revolving Note and the Minimum Borrowing Note originally entered into on October 8, 2004 between the Registrant and Laurus.

Note Maturity Date and Interest Rate. The New Note matures on June 23, 2008 absent earlier prepayment by the Registrant, as described below. The annual interest on the New Note is equal to 10% per annum and interest is to be calculated on a basis of a 360 day year.

Payment of Interest and Principal. Interest on the New Note is payable monthly in arrears on the first day of each month during the term of the New Note, commencing July 1, 2006. Commencing August 1, 2006 and on the first business day of each succeeding month thereafter, the Registrant is required to make monthly amortization payments equal to $20,000. In addition, a balloon payment for any remaining accrued and unpaid amount must be paid on or before June 23, 2008.

Prepayment of New Note. The Registrant has the option of prepaying the New Note in whole or in part by paying an amount equal to 100% of the principal amount being redeemed and by giving at least seven (7) business days prior written notice of redemption to Laurus.

Security of Note. The New Note is secured by a security interest in substantially all of the assets of the Registrant, as agreed to in the Existing Security Agreement signed on October 8, 2004.

A copy of the Amendment Agreement and the New Note are attached hereto as Exhibit 10.5 and 10.6, respectively.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(b) Resignation of Officer and Director

On June 28, 2006, the Registrant’s Board of Directors was notified by Mr. Michael Edison of his immediate resignation from his positions as President, Chief Executive Officer, and Chairman of the Board of Directors of the Registrant. It was previously stated that Mr. Edison would serve on the Compensation Committee, when and if formed, and as of the date of this filing, a Compensation Committee has not been established.

(c) Appointment of Officer

Upon the notice of Mr. Edison’s resignation, the Registrant’s Board of Directors appointed Mr. William Nalls to serve as the interim President, Chief Executive Officer and Principal Accounting Officer. Mr. Nalls will serve until the next stockholder’s meeting or a respective successor can be appointed.

Mr. William Nalls, age 39, is currently the Registrant’s Chief Operating Officer. Upon Mr. Shimp’s resignation in August 2005, Mr. Nalls has also served as the President and Chief Executive Officer of the Registrant’s subsidiaries, Hesperia Truss, Inc. and Pahrump Valley Truss, Inc. Prior to becoming the President and Chief Executive Officer of the subsidiaries, Mr. Nalls served as the General Manager of Hesperia Truss, Inc. from 2000 to the beginning of 2004. Before Mr. Nalls’ involvement with Hesperia Truss, he worked at Don Oaks Lumber, Inc from 1986 until 1994, which is where Mr. Nalls received his formal training on truss layout and design.

(d) Election of a New Director

Upon the notice of Mr. Edison’s resignation, the Registrant’s Board of Directors appointed Mr. Nalls to serve as the interim Chairman of the Board of Directors. Mr. Nalls will serve until the next annual stockholder’s meeting. At the time of this filing, the Registrant will allow the vacancy left by Mr. Edison to remain unfilled.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
10.5	Reaffirmation, Ratification and Amendment Agreement between Hesperia Holding, Inc. and Laurus Master Fund, Ltd., dated June 23, 2006.
10.6	Amended and Restated Secured Term Note between Hesperia Holding, Inc. and Laurus Master Fund, Ltd., dated June 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HESPERIA HOLDING, INC.

By:/s/ William Nalls

William Nalls, Chief Operating Officer

Date: June 30, 2006